                                                                     Exhibit 4.2










                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            ICN PHARMACEUTICALS, INC.

                            (a Delaware corporation)

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I    Offices ....................................................... 1
SECTION 1.    Registered Office ............................................ 1
SECTION 2.    Other Offices ................................................ 1

ARTICLE II   Meetings of Stockholders ...................................... 1
SECTION 1.    Place of Meetings ............................................ 1
SECTION 2.    Annual Meeting ............................................... 1
SECTION 3.    Special Meetings. ............................................ 1
SECTION 4.    Notice of Meetings ........................................... 1
SECTION 5.    List of Stockholders ......................................... 2
SECTION 6.    Quorum, Adjournments ......................................... 2
SECTION 7.    Organization ................................................. 2
SECTION 8.    Order of Business ............................................ 2
SECTION 9.    Voting ....................................................... 2
SECTION 10.   Inspectors ................................................... 3
SECTION 11.   No Action by Consent ......................................... 3

ARTICLE III  Board of Directors ............................................ 4
SECTION 1.    General Powers ............................................... 4
SECTION 2.    Number, Classes, Qualifications, Election
                and Term of Office. ........................................ 4
SECTION 3.    Place of Meetings ............................................ 4
SECTION 4.    Annual Meeting ............................................... 4
SECTION 5.    Regular Meetings. ............................................ 4
SECTION 6.    Special Meetings. ............................................ 5
SECTION 7.    Notice of Meetings ........................................... 5
SECTION 8.    Quorum and Manner of Acting .................................. 5
SECTION 9.    Organization ................................................. 5
SECTION 10.   Resignations ................................................. 5
SECTION 11.   Vacancies .................................................... 6
SECTION 12.   Removal of Directors ......................................... 6
SECTION 13.   Compensation ................................................. 6
SECTION 14.   Committees ................................................... 6
SECTION 15.   Action by Consent ............................................ 6
SECTION 16.   Telephonic Meeting ........................................... 6
SECTION 17.   The 2001 and 2002 Annual Meeting ............................. 7

ARTICLE IV   Officers ...................................................... 7
SECTION 1.    Officers ..................................................... 7
SECTION 2.    Resignations ................................................. 7
SECTION 3.    Removal. ..................................................... 7
SECTION 4.    The Chairman of the Board. ................................... 8
SECTION 5.    The Chief Executive Officer .................................. 8
SECTION 6.    The President ................................................ 8

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SECTION 7.    The Vice-President ........................................... 8
SECTION 8.    The Treasurer ................................................ 8
SECTION 9.    The Secretary ................................................ 8
SECTION 10.   The Assistant Treasurer ...................................... 9
SECTION 11.   The Assistant Secretary ...................................... 9
SECTION 12.   Additional Officers .......................................... 9
SECTION 13.   Officers' Bonds or Other Security. ........................... 9
SECTION 14.   Compensation ................................................. 9

ARTICLE V    Stock Certificates and their Transfer ......................... 9
SECTION 1.    Stock Certificates ........................................... 9
SECTION 2.    Facsimile Signatures .........................................10
SECTION 3.    Lost Certificates ............................................10
SECTION 4.    Transfers of Stock ...........................................10
SECTION 5.    Transfer Agents and Registrars ...............................10
SECTION 6.    Regulations ..................................................11
SECTION 7.    Fixing the Record Date .......................................11
SECTION 8.    Registered Stockholders ......................................11

ARTICLE VI   Indemnification of Directors and Officers .....................11
SECTION 1.    General. .....................................................11
SECTION 2.    Derivative Actions ...........................................12
SECTION 3.    Indemnification in Certain Cases .............................12
SECTION 4.    Procedure ....................................................12
SECTION 5.    Advances for Expenses ........................................12
SECTION 6.    Rights Not-Exclusive .........................................12
SECTION 7.    Insurance ....................................................13
SECTION 8.    Definition of Corporation. ...................................13
SECTION 9.    Survival of Rights ...........................................13

ARTICLE VII  General Provisions ............................................13
SECTION 1.    Dividends ....................................................13
SECTION 2.    Reserves .....................................................13
SECTION 3.    Seal .........................................................13
SECTION 4.    Fiscal Year ..................................................13
SECTION 5.    Checks, Notes, Drafts, Etc ...................................14
SECTION 6.    Execution of Contracts, Deeds, Etc. ..........................14
SECTION 7.    Voting Upon Stocks ...........................................14

ARTICLE VIII Amendments ....................................................14




                                       ii

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                          AMENDED AND RESTATED BY-LAWS
                          OF ICN PHARMACEUTICALS, INC.
        (a Delaware corporation and hereinafter called the "Corporation")

                                   ARTICLE I

                                    Offices

     SECTION 1. Registered Office. The registered office of the Corporation
                -----------------
within the State of Delaware shall be in the City of Wilmington, County of New Castle.

     SECTION 2. Other Offices. The Corporation may also have an office or
                -------------
offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

     SECTION 1. Place of Meetings. All meetings of the stockholders for the
                -----------------
election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

     SECTION 2. Annual Meeting. The annual meetings of the stockholders,
                --------------
commencing with the year 1995, shall be held at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Special Meetings. Subject to the rights of the holders of any
                ----------------
class or series of preferred stock of the Corporation (the "Preferred Stock"), special meetings of the stockholders, unless otherwise prescribed by statute, may only be called, at any time, by the Board of Directors or the Chairman of the Board, if one shall have been elected.

     SECTION 4. Notice of Meetings. Except as otherwise expressly required by
                ------------------
statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any

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person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

     SECTION 5. List of Stockholders. The officer who has charge of the stock
                --------------------
ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 6. Quorum, Adjournments. The holders of a majority of the voting
                --------------------
power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"). If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 7. Organization. At each meeting of stockholders, the Chairman of
                ------------
the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 8. Order of Business. The order of business at all meetings of the
                -----------------
stockholders shall be as determined by the chairman of the meeting.

     SECTION 9. Voting. Except as otherwise provided by statute or the
                ------
Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation

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          (a) on the date fixed pursuant to the provisions of Section 7 of
     Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting or,

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, or of the Certificate of Incorporation, or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 10. Inspectors. The Board of Directors may, in advance of any
                 ----------
meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall or, if inspectors shall not have been appointed, may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 11. No Action by Consent. Whenever the vote of stockholders at a
                 --------------------
meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of statute, of the Certificate of Incorporation or of these By-Laws, such vote may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

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                                  ARTICLE III

                               Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation
                --------------
shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2. Number, Classes, Qualifications, Election and Term of Office.
                ------------------------------------------------------------
The number of directors constituting the initial Board of Directors shall be three (3). Thereafter, the number of directors may be fixed from time to time, by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, at each annual meeting of stockholders following adoption of these By-Laws, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall hold office until his successor shall have been elected and qualified, until his death, or until he shall have resigned or have been removed as hereinafter provided in these By-Laws.

     SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be
                -----------------
held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. Annual Meeting. The Board of Directors shall meet for the
                --------------
purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors
                ----------------
shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

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     SECTION 6. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

     SECTION 7. Notice of Meetings. Notice of each meeting of the Board of
                ------------------
Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 8. Quorum and Manner of Acting. A majority of the members of the
                ---------------------------
Board of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 9. Organization. At each meeting of the Board of Directors, the
                ------------
Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 10. Resignations. Any director of the Corporation may resign at any
                 ------------
time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 11. Vacancies. Subject to the rights, if any, of the holders of any
                 ---------
series of Preferred Stock then outstanding, any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled only by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires, or in the case of newly created directorships, shall hold office until such time as determined by the directors electing such new director.

     SECTION 12. Removal of Directors. Subject to the rights, if any, of the
                 --------------------
holders of any class or series of Preferred Stock then outstanding, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

     SECTION 13. Compensation. The Board of Directors shall have authority to
                 ------------
fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

     SECTION 14. Committees. The Board of Directors may, by resolution passed by
                 ----------
a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the Committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

     SECTION 15. Action by Consent. Unless restricted by the Certificate of
                 -----------------
Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

     SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of
                 ------------------
Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

     SECTION 17. The 2001 and 2002 Annual Meeting. The 2001 annual meeting of
                 --------------------------------
stockholders shall be held no later than May 30, 2001, and the 2002 annual meeting of stockholders shall be held no later than May 29, 2002. At each of the 2000 annual meeting of stockholders, the 2001 annual meeting of stockholders and the 2002 annual meeting of stockholders, the stockholders shall be entitled to elect three directors; provided, the number of directors to be elected at the 2002 annual meeting of stockholders when taken together with the number of directors elected at the 2001 annual meeting of stockholders shall in no event constitute less than two-thirds of the entire Board of Directors at the date of the 2002 annual meeting of stockholders. Notwithstanding Article VIII of these By-Laws, this Section of the By-Laws may be amended or repealed, or a new By-Law adopted that is inconsistent with this By-Law, only (a) by the affirmative vote of the holders of not less than 75% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors or (b) by the affirmative vote of the entire Board of Directors at a regular or special meeting thereof.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Officers. The officers of the Corporation shall be a Chairman of
                --------
the Board, a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of
Section 12 of this Article IV. The Chairman of the Board, the Chief Executive Officer, one or more Presidents, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Officers may, but need not, be Directors. Any number of officers may be held by the same person.

     In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any
                ------------
time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     SECTION 3. Removal. Any officer of the Corporation may be removed, either
                -------
with or without cause, at any time, by the Board of Directors at any meeting thereof. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

     SECTION 4. The Chairman of the Board. The Chairman of the Board shall
                -------------------------
preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     SECTION 5. The Chief Executive Officer. The Chief Executive Officer,
                ---------------------------
subject to the provisions of these By-Laws and to the direction of the Board of Directors, shall have ultimate authority for decisions relating to the general management and control of the business and affairs of the Corporation. The Chief Executive Officer, shall perform such other duties as may be assigned by the Board of Directors from time to time and shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors.

     SECTION 6. The President. Each President shall have such powers and perform
                -------------
such duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors or the Chief Executive Officer and in the absence of the Chief Executive Officer shall perform the Chief Executive Officer's duties if requested by the Board of Directors.

     SECTION 7. The Vice-President. Each Vice-President shall perform all duties
                ------------------
incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chairman of the Board or the President or any other officer to whom the Vice President reports.

     SECTION 8. The Treasurer. The Treasurer shall have custody of, and when
                -------------
proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation that may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositories as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors, the Chief Executive Officer or a President shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or a President.

     SECTION 9. The Secretary. The Secretary shall keep the minutes of all
                -------------
meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; the Secretary shall attend to the giving or serving of all notices of the Corporation; the Secretary shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or a President shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or a President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or the Board of Directors, the Chairman of the Board, the Chief Executive Officer or a President.

     SECTION 10. The Assistant Treasurer. The Assistant Treasurer or, if there
                 -----------------------
shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their tenure) shall, in the absence of the Treasurer or, in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 11. The Assistant Secretary. The Assistant Secretary or, if there
                 -----------------------
be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their tenure) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 12. Additional Officers. The Board of Directors may from time to
                 -------------------
time elect such other officers (who may but need not be Directors), including a Chief Operating Officer, Chief Financial Officer, Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such titles and such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, a President, the Chief Executive Officer or any other officer to whom the officer reports.

     SECTION 13. Officers' Bonds or Other Security. If required by the Board of
                 ---------------------------------
Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

     SECTION 14. Compensation. The compensation of the officers of the
                 ------------
Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V

                      Stock Certificates and their Transfer

     SECTION 1. Stock Certificates. Every holder of stock in the Corporation
                ------------------
shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares


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

owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided
                                                                    --------
that, except as otherwise provided in Section 202 of the General Corporation Law
----
of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Facsimile Signatures. Any or all of the signatures on a
                --------------------
certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. Lost Certificates. The Board of Directors may direct a new
                -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond or indemnity in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the
                ------------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be
                              --------  -------
entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 5. Transfer Agents and Registrars. The Board of Directors may
                ------------------------------
appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

     SECTION 6. Regulations. The Board of Directors may make such additional
                -----------
rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 7. Fixing the Record Date. In order that the Corporation may
                ----------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may
                            --------  -------
fix a new record date for the adjourned meeting.

     SECTION 8. Registered Stockholders. The Corporation shall be entitled to
                -----------------------
recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VI

                    Indemnification of Directors and Officers

     SECTION 1. General. The Corporation shall indemnify any person who was or
                -------
is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Derivative Actions. The Corporation shall indemnify any person
                ------------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided that, no indemnification shall be
                                   -------- ----
made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Indemnification in Certain Cases. To the extent that a director,
                --------------------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this
                ---------
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     SECTION 5. Advances for Expenses. Expenses incurred in defending a civil or
                ---------------------
criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     SECTION 6. Rights Not-Exclusive. The indemnification and advancement of
                --------------------
expenses provided by, or granted pursuant to, the other subsections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 7. Insurance. The Corporation shall have power to purchase and
                ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

     SECTION 8. Definition of Corporation. For the purposes of this Article VI,
                -------------------------
references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was serving as a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     SECTION 9. Survival of Rights. The indemnification and advancement of
                ------------------
expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                               General Provisions

     SECTION 1. Dividends. Subject to the provisions of statute and the
                ---------
Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

     SECTION 2. Reserves. Before payment of any dividend, there may be set aside
                --------
out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purposes as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 3. Seal. The seal of the Corporation shall be in such form as shall
                ----
be approved by the Board of Directors.

     SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed,
                -----------
and once fixed, may thereafter be changed, by resolution of the Board of Directors.

     SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other
                --------------------------
orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may
                ----------------------------------
authorize any officer or officers, agent or agents in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 7. Voting Upon Stocks. Unless otherwise ordered by the Board of
                ------------------
Directors, the Chairman of the Board, the Chief Executive Officer, a President, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

                                  ARTICLE VIII

                                   Amendments

         These By-Laws may be amended or repealed or new by-laws adopted (a) by the affirmative vote of the holders of not less than 75% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof. Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders upon the affirmative vote of the holders of not less than 75% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors.